Exhibit 99.1

TRIO-TECH REPORTS FISCAL 2025 THIRD QUARTER FINANCIAL RESULTS AND ANNOUNCES SHARE REPURCHASE PROGRAM

Van Nuys, Calif. – May 13, 2025 – Trio-Tech International (NYSE MKT: TRT), a comprehensive provider of semiconductor back-end solutions and a global value-added supplier of electronic equipment, today announced its financial results for the third quarter that ended on March 31, 2025, and that the Company’s Board of Directors has authorized a share repurchase program to repurchase up to $1.0 million of its issued and outstanding common stock over a period of 2 years.

Trio-Tech International Chairman and CEO S.W. Yong’s Comments:

“We continued to strengthen our balance sheet in the third quarter, even amid revenue softness across both business segments. In our Semiconductor Back-End Solutions (SBS) segment, demand for testing services in China declined due to the broader market pressures and ongoing trade tensions. However, we are seeing encouraging signs of demand shifting to regions like Malaysia and Thailand, where our established operations position us well for future growth as customers seek alternatives for testing solutions. Revenue in our Industrial Electronics (IE) segment was temporarily affected by supply chain delays, which we expect to ease in the coming quarters. We remain confident in the long-term growth potential of the business. During the quarter, IE secured over $1.2 million in follow-on orders for POS components, further validating our role as a trusted provider of high-performance, customized electronic solutions.

“While macroeconomic conditions remain uncertain, we are proactively aligning our cost structure and operational capacity to current demand. Our focus remains on preserving financial flexibility and ensuring we are well-positioned to scale efficiently as market conditions improve. At the same time, the share repurchase program announced today reflects the Board’s and management’s confidence in our strategy for long-term profitable growth and cash flow generation and our commitment to delivering long-term value to our shareholders.”

Fiscal 2025 Third Quarter Financial Results

●	Total revenue was $7.4 million, compared to $10.4 million a year ago.
o	SBS revenue was $5.4 million, compared to $7.7 million a year ago.
o	IE revenue was $2.0 million, compared to $2.7 million a year ago.
●	Gross margin was $2.0 million, or 27% of revenue, compared to $2.7 million, or 26% of revenue a year ago.
●	Total operating expense was $2.3 million, compared to $2.6 million a year ago.
●

Loss from operations was $343,000 for the quarter. This compares to operating income of $59,000 in the same quarter last year. Both the SBS and IE segments operated near break-even levels this quarter, versus a combined operating income of $438,000 in the prior-year period.

●	Other expense was $132,000, mainly due to foreign currency movement, compared to other income of $247,000 a year ago.
●	Net loss attributable to common shareholders was $495,000, compared to income of $70,000 a year ago.
●	Net loss per diluted share was $0.12, compared to net income per diluted share of $0.02 a year ago.
●	Cash and cash equivalents were $11.0 million on March 31, 2025, compared to $10.0 million on June 30, 2024.

Fiscal 2025 First Nine Months Financial Results

●	Total revenue was $25.8 million, compared to $32.6 million a year ago.
o	SBS revenue was $18.1 million, compared to $22.8 million a year ago.
o	IE revenue was $7.7 million, compared to $9.8 million a year ago.
●	Gross margin was $6.5 million, or 25% of revenue, compared to $8.1 million, or 25% of revenue a year ago.
●	Total operating expense was $6.7 million, compared to $7.3 million a year ago.
●	Loss from operations amounted to $213,000, primarily reflecting reduced operating income in both the SBS and IE segments, compared to operating income of $735,000 in the same period last year.
●	Other income was $234,000, compared to $392,000 a year ago.
●	Net loss attributable to common shareholders was $224,000, compared to net income of $807,000 a year ago.
●	Net loss per diluted share was $0.05, compared to net income per diluted share of $0.19 a year ago.
●	Net increase in cash, cash equivalents, and restricted cash was $1.1 million.

Share Repurchase Program

Repurchases under the program may be made through open market transactions, privately negotiated transactions or otherwise in accordance with applicable federal securities laws. The timing, number and purchase price of shares repurchased under the program, if any, will be determined by a Repurchase Committee, comprised of Board members and management.

The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The repurchase program does not obligate the Company to purchase any number of shares and there is no assurance that purchases will take place under the program.

About Trio-Tech International

Trio-Tech International (NYSE MKT: TRT) is a California-based company operating in the United States, Singapore, Malaysia, Thailand, and China. Founded in 1958, Trio-Tech is a leading provider of semiconductor testing services, manufacturing solutions, and value-added distribution services. The company’s diversified business segments include semiconductor back-end solutions and industrial electronics.

For more information, visit www.triotech.com and www.universalfareast.com.

Forward Looking Statements

This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; the divestiture of one or more business segments in response to, among other factors, changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; trade tension between U.S. and China and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this release are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions. Many of these risks and uncertainties are beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission including its reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

For inquiries, please contact:

PondelWilkinson Inc.
Todd Kehrli or Jim Byers
tkehrli@pondel.com

jbyers@pondel.com

(tables below)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	March 31,	June 30,
	2025	2024
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,020	$10,035
Short-term deposits	6,570	6,497
Trade accounts receivable, less allowance for expected credit losses of $35 and $209, respectively	8,965	10,661
Other receivables	885	541
Inventories, less provision for obsolete inventories of $796 and $679, respectively	2,240	3,162
Prepaid expense and other current assets	473	536
Restricted term deposits	776	750
Total current assets	30,929	32,182
NON-CURRENT ASSETS:
Deferred tax assets	94	124
Investment properties, net	357	407
Property, plant and equipment, net	5,529	5,937
Operating lease right-of-use assets	1,107	1,887
Other assets	121	232
Restricted term deposits	1,822	1,771
Total non-current assets	9,030	10,358
TOTAL ASSETS	$39,959	$42,540

LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$1,958	$3,175
Accrued expense	2,496	3,634
Contract liabilities	673	754
Income taxes payable	195	379
Current portion of bank loans payable	255	261
Current portion of finance leases	45	57
Current portion of operating leases	698	1,162
Total current liabilities	6,320	9,422
NON-CURRENT LIABILITIES:
Bank loans payable, net of current portion	474	613
Finance leases, net of current portion	-	34
Operating leases, net of current portion	407	725
Income taxes payable, net of current portion	-	141
Other non-current liabilities	30	27
Total non-current liabilities	911	1,540
TOTAL LIABILITIES	$7,231	$10,962

EQUITY
SHAREHOLDERS’ EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 4,312,805 and 4,250,305 shares issued outstanding as at March 31, 2025 and June 30, 2024, respectively	$13,490	$13,325
Paid-in capital	5,944	5,531
Accumulated retained earnings	11,589	11,813
Accumulated other comprehensive income-translation adjustments	1,293	660
Total shareholders’ equity	32,316	31,329
Non-controlling interest	412	249
TOTAL EQUITY	$32,728	$31,578
TOTAL LIABILITIES AND EQUITY	$39,959	$42,540

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME / (LOSS)
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2025	2024	2025	2024
Revenue
Semiconductor Back-end Solutions	$5,425	$7,697	$18,113	$22,769
Industrial Electronics	1,950	2,695	7,665	9,778
Others	9	6	24	19
	7,384	10,398	25,802	32,566

Cost of Sales	5,408	7,695	19,286	24,489

Gross Margin	1,976	2,703	6,516	8,077

Operating Expense:
General and administrative	2,067	2,351	5,996	6,326
Selling	216	204	542	639
Research and development	90	89	292	305
(Gain) / Loss on disposal of property, plant and equipment	(54)	-	(101)	72
Total operating expense	2,319	2,644	6,729	7,342

(Loss) / Income from Operations	(343)	59	(213)	735

Other (Expense) / Income
Interest expense	(10)	(17)	(36)	(63)
Other (expense) / income, net	(144)	252	177	366
Government grant	22	12	93	89
Total other (expense) / income	(132)	247	234	392

(Loss) / Income from Continuing Operations before Income Taxes	(475)	306	21	1,127

Income Tax Expense	(6)	(142)	(196)	(274)

(Loss) / Income from Continuing Operations before Non-controlling Interest, Net of Taxes	(481)	164	(175)	853

Discontinued Operations
Income / (loss) from discontinued operations, net of tax	5	(1)	5	3
Net (Loss) / Income	(476)	163	(170)	856

Less: Net income attributable to non-controlling interest	19	93	54	49
Net (Loss) / Income Attributable to Common Shareholders	$(495)	$70	$(224)	$807

Amounts Attributable to Common Shareholders:
(Loss) / Income from continuing operations, net of tax	(498)	71	(227)	801
Income /(loss) from discontinued operations, net of tax	3	(1)	3	6
Net (Loss) / Income Attributable to Common Shareholders	$(495)	$70	$(224)	$807

Basic (Loss) / Earnings per Share:
Basic (loss) / earnings per share from continuing operations	$(0.12)	$0.02	$(0.05)	$0.19
Basic (loss) / earnings from discontinued operations	-	-	-	-
Basic (Loss) / Earnings per Share from Net (Loss) / Income	$(0.12)	$0.02	$(0.05)	$0.19

Diluted (Loss) / Earnings per Share:
Diluted (loss) / earnings per share from continuing operations	$(0.12)	$0.02	$(0.05)	$0.19
Diluted (loss) / earnings per share from discontinued operations	-	-	-	-
Diluted (Loss) / Earnings per Share from Net (Loss) / Income	$(0.12)	$0.02	$(0.05)	$0.19

Weighted Average Number of Common Shares Outstanding
Basic	4,272	4,176	4,258	4,131
Dilutive effect of stock options	103	106	113	143
Number of Shares Used to Compute Earnings Per Share Diluted	4,375	4,282	4,371	4,274

	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2025	2024	2025	2024
Comprehensive (Loss) / Income Attributable to Common Shareholders:

Net (loss) / income	$(476)	$163	$(170)	$856
Foreign currency translation, net of tax	522	(753)	742	222
Comprehensive Income / (Loss)	46	(590)	572	1,078
Less: comprehensive income attributable to non- controlling interest	26	93	163	49
Comprehensive Income / (Loss) Attributable to Common Shareholders	$20	$(683)	$409	$1,029